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                                                                    Exhibit 16.1

April 22, 2002




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated April 19, 2002 of Mediacom Communications Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP